Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

Vitesse Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Other	6,142,299	$17	$104,419,083	$110.20 per $1,000,000	$11,506.98
	Total Offering Amounts				$104,419,083		$11,506.98
	Total Fee Offsets						—
	Net Fee Due						$11,506.98

(1)	The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 6,142,299 shares of common stock, par value $0.01 per share (the “Stock”), of Vitesse Energy, Inc., a Delaware corporation, that may be delivered with respect to awards under the Vitesse Energy, Inc. Long Term Incentive Plan and the Vitesse Energy, Inc. Transitional Equity Award Adjustment Plan (as each may be amended from time to time, the “Plans”), which shares consist of shares of Stock reserved and available for delivery with respect to awards under the Plans and additional shares of Stock that may again become available for delivery with respect to awards under the Plans pursuant to the share counting, share recycling and other terms and conditions of the Plans.

(2)	Pursuant to Rule 416(a) under the Securities Act, the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan.

(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Stock as reported in the “when issued” trading market on January 10, 2023, which was equal to $17.